Exhibit 99.1

News Release

FIS Reports Second Quarter 2026 Results

•Second quarter GAAP Diluted EPS of $0.45
•Adjusted EPS of $1.48 increased 8.8% over the prior year period
•Revenue increased 29% on a GAAP basis to $3.4 billion, increasing 31% on an adjusted basis and 5.3% on a Pro Forma basis
•Net cash provided by operating activities was $493 million and Free cash flow1 was $525 million, increasing 220%
•Updated full-year 2026 outlook, including Adjusted revenue growth of 29 - 30%, Adjusted EBITDA growth of 32 - 34%, Adjusted EPS growth of 7.0 - 8.5% and Free Cash Flow1 growth of 33 - 39%, to $2,150 - $2,250 million2
•Updated 2026 outlook for Pro Forma revenue growth to 4.5 - 5.0%, as compared to 5.1 - 5.7% and Pro Forma Adjusted EBITDA growth to 5.9 - 6.9%, as compared to 7.2 - 8.4%2
JACKSONVILLE, Fla., August 4, 2026 - FIS® (NYSE: FIS), a global leader in financial technology, today reported its second quarter 2026 results.

“Our first half reflects the strength of the business we have built defined by durable recurring growth, expanding margins, and accelerating cash generation,” said FIS CEO and President Stephanie Ferris. “Banks are investing decisively behind modernization and AI, and they are choosing FIS as their partner. With the Total Issuing Solutions acquisition ahead of plan, we are uniquely positioned to leverage our global scale and end-to-end solutions to serve financial institutions of all sizes.”

Second Quarter 2026 Financial Results
On a GAAP basis, revenue increased 29% as compared to the prior-year period to approximately $3.4 billion. GAAP net earnings attributable to common stockholders were $231 million or $0.45 per diluted share.

On an adjusted basis, revenue increased 31% as compared to the prior-year period. Adjusted EBITDA increased 35% to approximately $1.4 billion and Adjusted EBITDA margin expanded by 193 basis points (bps) compared to the prior-year period to 41.7%, reflecting the acquisition of the high margin Total Issuing Solutions™ business, favorable mix and cost savings. Adjusted net earnings were $763 million, and Adjusted EPS increased by 9% as compared to the prior-year period to $1.48 per diluted share.

On a Pro Forma basis, revenue increased 5.3% as compared to the prior-year period, including recurring revenue growth of 5.1%. Pro Forma adjusted EBITDA increased 7.4% and Pro Forma adjusted EBITDA margin expanded by 113 basis points (bps) compared to the prior-year period to 41.7%, reflecting favorable mix and cost savings.

($ millions, except per share data, unaudited)	Three Months Ended June 30,
			%	Adjusted	Pro Forma
	2026	2025	Change	Growth	Growth
Banking Solutions Revenue	2,483	1,720	44%	44%	6.1%
Capital Market Solutions Revenue	810	783	3.5%	3.2%	3.2%
Operating Segment Total Revenue	$3,293	$2,503	32%	31%	5.3%
Corporate and Other Revenue	84	113	(26)%	-	-
Consolidated FIS Revenue	$3,377	$2,616	29%	-	-
Adjusted EBITDA	$1,409	$1,041	35%	-	7.4%
Adjusted EBITDA Margin	41.7%	39.8%	193 bps	-	113 bps
Net Earnings (Loss) (GAAP)	$231	$(470)	*
Diluted Earnings (Loss) Per Common Share (GAAP)	$0.45	$(0.90)	*
Adjusted Net Earnings	$763	$716	6.6%
Adjusted EPS	$1.48	$1.36	8.8%
Free Cash Flow[1]	$525	$164	220%
*Indicates comparison not meaningful

Segment Information
• Banking Solutions:
Second quarter revenue increased 44% on a GAAP basis and adjusted basis as compared to the prior-year period to $2.5 billion. Adjusted EBITDA increased 50% to $1.1 billion and Adjusted EBITDA margin expanded by 179 basis points as compared to the prior-year period to 45.8%, reflecting the acquisition of the high margin Total Issuing Solutions™ business, favorable revenue mix, and the impact of continued cost management.

On a Pro Forma basis, revenue increased 6.1% as compared to the prior-year period, including recurring revenue growth of 5.0%. Pro Forma adjusted EBITDA increased 11% and Pro Forma adjusted EBITDA margin expanded by 178 basis points (bps) compared to the prior-year period to 45.8%, reflecting favorable revenue mix, and the impact of continued cost management.

•Capital Market Solutions:
Second quarter revenue increased by 3.5% on a GAAP basis and 3.2% on an adjusted basis as compared to the prior-year period to $810 million, reflecting recurring revenue growth of 5.3%. Adjusted EBITDA increased 2.8% to $420 million and Adjusted EBITDA margin contracted by (32) basis points as compared to the prior-year period to 51.9%, reflecting higher labor costs and the timing of certain customer-related expenses.

•Corporate and Other:
Second quarter revenue decreased by 26% as compared to the prior-year period to $84 million, primarily due to the decline of our non-strategic businesses. Adjusted EBITDA loss was $147 million, including $148 million of corporate expenses.

Balance Sheet and Cash Flows
Second quarter net cash provided by operating activities was $493 million and Free cash flow1 was $525 million, up 220% as compared to the prior-year period. The Company returned $270 million of capital to shareholders through $42 million of share repurchases and $228 million of dividends paid. As of June 30, 2026, debt outstanding totaled $21.2 billion.

Capital Allocation
Following the close of the Total Issuing Solutions™ business, the Company has temporarily curtailed share repurchases and paused tuck-in M&A activity to accelerate deleveraging. The Company will continue to pay quarterly dividends targeting dividend per share growth in line with Adjusted EPS growth. The Company expects to resume meaningful share repurchases once it has achieved its target gross leverage of approximately 2.8x.

Third Quarter and Full-Year 2026 Outlook
For the full-year, the Company is updating its outlook, projecting Adjusted revenue growth of 29 - 30%, Adjusted EBITDA growth of 32 - 34% and Adjusted EPS growth of 7.0 - 8.5%. On a Pro Forma basis, revenue is projected to grow 4.5 - 5.0%, as compared to 5.1 - 5.7%, and Adjusted EBITDA is projected to grow 5.9 - 6.9%, as compared to 7.2 - 8.4%2. Additionally, the Company is increasing its target for Free Cash Flow1 by $100 million to $2.15 - $2.25 billion, or growth of 33 - 39% as compared to the prior year.

($ millions, except share data)	3Q 2026	FY 2026
Revenue	$3,415 - $3,445	$13,630 - $13,695
Adjusted EBITDA (Non-GAAP)[2]	$1,460 - $1,480	$5,730 - $5,785
Adjusted EPS (Non-GAAP)[2]	$1.58 - $1.62	$6.15 - $6.24

1Our 2026 Free Cash Flow outlook is defined as Free cash flow excluding cash transaction taxes on the Worldpay sale.
2The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort.

Webcast
FIS will host a live webcast of its earnings conference call with the investment community beginning at 8:30 a.m. (EDT) on Tuesday, August 4, 2026. To access the webcast, go to the Investor Relations section of FIS’ homepage, www.investor.fisglobal.com. A replay will be available after the conclusion of the live webcast.

About FIS
FIS is a financial technology company providing solutions to financial institutions, businesses and developers. We unlock financial technology to the world across the money lifecycle underpinning the world's financial system. Our people are dedicated to advancing the way the world pays, banks and invests, by helping our clients to confidently run, grow and protect their businesses. Our expertise comes from decades of experience helping financial institutions and businesses of all sizes adapt to meet the needs of their customers by harnessing where reliability meets innovation in financial technology. Headquartered in Jacksonville, Florida, FIS is a member of the Fortune 500® and the Standard & Poor’s 500® Index. To learn more, visit FISglobal.com. Follow FIS on LinkedIn, Facebook and X.

FIS Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting in the United States. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, we have provided certain non-GAAP financial measures.

These non-GAAP measures include constant currency revenue, Adjusted revenue growth, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net earnings, Adjusted EPS, Free cash flow and Free cash flow excluding cash transaction taxes on the Worldpay sale.

Due to the financial impact of the acquisition of the Issuer Solutions Business, FIS is also providing additional information to improve the understanding of the Company’s operating performance and has recalculated certain non-GAAP measures of the Company’s historical financial performance on an adjusted combined company basis for the periods shown herein. This information includes Pro forma combined revenue, Pro forma combined revenue growth, Adjusted pro forma combined EBITDA and Adjusted pro forma combined EBITDA margin. The Company has derived certain pro forma measures from the unaudited pro forma condensed combined financial information of FIS and the Issuer Solutions Business and notes thereto prepared in accordance with Article 11 of Regulation S-X for the year ended December 31, 2025, in Exhibit 99.2 to the Company’s Form 8-K/A filed on February 24, 2026.

We believe these non-GAAP measures help investors better understand the underlying fundamentals of our business. As further described below, the non-GAAP revenue and earnings measures presented eliminate items management believes are not indicative of FIS’ operating performance. The constant currency revenue and Adjusted revenue growth measures adjust for the effects of exchange rate fluctuations and exclude discontinued operations, while Adjusted revenue growth also excludes revenue from Corporate and Other, giving investors further insight into our performance. Finally, Free cash flow and Free cash flow excluding cash transaction taxes on the Worldpay sale provide further information about the ability of our business to generate cash. For these reasons, management also uses these non-GAAP measures in its assessment and management of FIS’ performance.

Constant currency revenue represents reported segment revenue excluding the impact of fluctuations in foreign currency exchange rates in the current period.

Adjusted revenue growth reflects the percentage change in constant currency revenue for the current period as compared to the prior period. Constant currency revenue is calculated by applying prior-year period foreign currency exchange rates to current-period revenue. When referring to Adjusted revenue growth, revenue from our Corporate and Other segment is excluded.

Adjusted EBITDA reflects net earnings (loss) before interest, other income (expense), taxes, equity method investment earnings (loss), and depreciation and amortization, and excludes certain costs that do not constitute normal, recurring, cash operating expenses necessary to operate our business. These excluded costs generally include acquisition, integration and certain other costs and asset impairments. Adjusted EBITDA for the respective segments excludes the foregoing items. This measure is reported to the chief operating decision maker, the Company's Chief Executive Officer and President, who utilizes the measure for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, Adjusted EBITDA, as it relates to our segments, is presented in conformity with FASB ASC Topic 280, Segment Reporting.

Adjusted EBITDA margin reflects Adjusted EBITDA, as defined above, divided by revenue.

Adjusted net earnings excludes the effect of purchase price amortization, as well as certain costs that do not constitute normal, recurring, cash operating expenses necessary to operate our business. For purposes of calculating Adjusted net earnings, our equity method investment earnings (loss) ("EMI") from Worldpay is also adjusted to exclude certain costs and other transactions in a similar manner.

Adjusted pro forma combined EBITDA reflects net earnings (loss) before interest, other income (expense), taxes, equity method investment earnings (loss), and depreciation and amortization, and excludes certain costs that do not constitute normal, recurring, cash operating expenses for FIS and Total Issuing Solutions™ combined for pre-acquisition periods and assumes the Issuer Solutions acquisition occurred on January 1, 2025, unless otherwise indicated. These excluded costs generally include acquisition, integration and certain other costs and asset impairments.

Adjusted pro forma combined EBITDA margin reflects Adjusted pro forma combined EBITDA, as defined above, divided by Pro forma combined revenue.

Adjusted EPS reflects Adjusted net earnings, as defined above, divided by weighted average diluted shares outstanding.

Free cash flow reflects net cash provided by operating activities from continuing operations, less capital expenditures (additions to property and equipment and additions to software from the statement of cash flows).

Free cash flow excluding cash transaction taxes on the Worldpay sale reflects Free cash flow excluding cash transaction taxes on the Worldpay sale.

Pro forma combined revenue includes reported revenue for FIS and Total Issuing™ Solutions combined for pre-acquisition periods and assumes the Issuer Solutions acquisition occurred on January 1, 2025, unless otherwise indicated.

Pro forma combined revenue growth represents Pro forma combined revenue excluding the impact of fluctuations in foreign currency exchange rates in the current period as compared to the prior period Pro forma combined revenue. When referring to Pro forma combined revenue growth, revenue from our Corporate and Other segment is excluded.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Further, FIS’ non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures, including footnotes describing the adjustments, are provided in the attached schedules and in the Investor Relations section of the FIS website, www.investor.fisglobal.com.

Forward-Looking Statements
This earnings release and today’s webcast contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, as well as other statements about our expectations, beliefs, intentions, or strategies regarding the future, or other characterizations of future events or circumstances, are forward-looking statements. Forward-looking statements include statements about anticipated financial outcomes, including any earnings outlook or projections, projected revenue or expense synergies or dis-synergies, business and market conditions, outlook, foreign currency exchange rates, deleveraging plans, expected dividends and share repurchases of the Company, the Company’s sales pipeline and anticipated profitability and growth, plans, strategies and objectives for future operations, strategic value creation, risk profile and investment strategies, any statements regarding future economic conditions or performance and any statements with respect to the future impacts of the recently completed acquisition of the Issuer Solutions Business, which has been rebranded as FIS Total Issuing™ Solutions. These statements may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue,” “likely,” and similar expressions, and include statements reflecting future results or outlook, statements of outlook and various accruals and estimates. These statements relate to future events and our future results and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs as well as assumptions made by, and information currently available to, management.

Actual results, performance or achievement could differ materially from these forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include the following, without limitation:

•changes in general economic, business and political conditions, a recession, intensified or expanded international hostilities, acts of terrorism, fluctuation in rates of inflation or interest, effects of announced or future tariff increases and any resulting regulatory changes in global trade relations and changes in consumer or business confidence;
•changes in either or both the United States and international lending, capital and financial markets or currency fluctuations;
•the risk that acquired businesses, including FIS Total Issuing™ Solutions, will not be integrated successfully, will not provide the expected benefits, or that the integration will be more costly or more time-consuming and complex than anticipated;
•the risk that cost savings and synergies anticipated to be realized from acquisitions, including the Issuer Solutions Acquisition, may not be fully realized or may take longer to realize than expected or that costs may be greater than anticipated;
•the risks of doing business internationally;
•the effect of legislative initiatives or proposals, statutory changes, governmental or applicable regulations and/or changes in industry requirements, including privacy, data protection, cybersecurity, cyber resilience and AI laws and regulations;
•our ability to comply with climate change legal and regulatory requirements and to maintain practices that meet our stakeholders' evolving expectations;
•the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;
•changes in the growth rates of the markets for our solutions;

•the amount, declaration and payment of future dividends is at the discretion of our Board of Directors and depends on, among other things, our investment opportunities, results of operations, financial condition, cash requirements, future prospects, and other factors that may be considered relevant by our Board of Directors, including legal and contractual restrictions;
•the amount and timing of any future share repurchases is subject to, among other things, our share price, our other investment opportunities and cash requirements, our results of operations and financial condition, our future prospects and other factors that may be considered relevant by our Board of Directors and management;
•failures to adapt our solutions to changes in technology or in the marketplace;
•internal or external security or privacy breaches of our systems, including those relating to unauthorized access, theft, corruption or loss of personal information and computer viruses and other malware affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;
•the risk that implementation of software, including software updates, for customers or at customer locations or employee error in monitoring our software and platforms may result in the corruption or loss of data or customer information, interruption of business operations, outages, exposure to liability claims or loss of customers;
•the risk that partners and third parties may fail to satisfy their legal obligations to us;
•the risks associated with managing pension cost, cybersecurity issues and IT outages experienced;
•our ability to navigate the opportunities and risks associated with using and/or incorporating AI technologies into our business;
•the reaction of current and potential customers to communications from us or regulators regarding information security, risk management, internal audit or other matters;
•competitive pressures on pricing related to the decreasing number of community banks in the U.S., the development of new disruptive technologies competing with one or more of our solutions, increasing presence of international competitors in the U.S. market and the entry into the market by global banks and global companies with respect to certain competitive solutions, each of which may have the impact of unbundling individual solutions from a comprehensive suite of solutions we provide to many of our customers;
•the failure to innovate in order to keep up with new emerging technologies, which could impact our solutions and our ability to attract new, or retain existing, customers;
•an operational or natural disaster at one of our major operations centers;
•failure to comply with applicable requirements of payment networks or changes in those requirements;
•fraud by bad actors; and
•other risks detailed elsewhere in the “Risk Factors” section and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in our other filings with the Securities and Exchange Commission.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information

Ellyn Raftery, 904.438.6083	George Mihalos, 904.438.6438
Chief Marketing & Communications Officer	Senior Vice President
FIS Global Marketing & Corporate Communications	FIS Investor Relations
Ellyn.Raftery@fisglobal.com	Georgios.Mihalos@fisglobal.com

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
August 4, 2026

Exhibit A    Condensed Consolidated Statements of Earnings (Loss) - Unaudited for the three and six months ended June 30, 2026 and 2025

Exhibit B    Condensed Consolidated Balance Sheets - Unaudited as of June 30, 2026, and December 31, 2025

Exhibit C    Condensed Consolidated Statements of Cash Flows - Unaudited for the six months ended June 30, 2026 and 2025

Exhibit D    Supplemental Non-GAAP Adjusted Revenue Growth - Unaudited for the three and six months ended June 30, 2026 and 2025

Exhibit E    Supplemental Disaggregation of Revenue - Unaudited for the three and six months ended June 30, 2026 and 2025

Exhibit F    Supplemental Non-GAAP Adjusted Free Cash Flow Measures - Unaudited for the three and six months ended June 30, 2026 and 2025

Exhibit G    Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three and six months ended June 30, 2026 and 2025

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) — UNAUDITED
(In millions, except per share amounts)
Exhibit A

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenue	$3,377	$2,616	$6,671	$5,148
Cost of revenue	2,203	1,664	4,390	3,317
Gross profit	1,174	952	2,281	1,831
Selling, general, and administrative expenses	684	572	1,289	1,130
Asset impairments	—	—	104	2
Other operating (income) expense, net (including related-party transactions of $28 and $56 for the three- and six-month periods ended June 30, 2025, respectively)	(17)	(28)	(41)	(56)
Operating income	507	408	929	755
Other income (expense):
Interest expense, net	(200)	(110)	(397)	(190)
Other income (expense), net	(12)	(159)	23	(195)
Total other income (expense), net	(212)	(269)	(374)	(385)
Earnings (loss) before income taxes and equity method investment earnings (loss)	295	139	555	370
Provision (benefit) for income taxes	63	10	170	93
Equity method investment earnings (loss), net of tax	—	(598)	2,214	(669)
Net earnings (loss)	232	(469)	2,599	(392)
Net (earnings) loss attributable to noncontrolling interest	(1)	(1)	(1)	(1)
Net earnings (loss) attributable to FIS	$231	$(470)	$2,598	$(393)

Net earnings (loss) per share-basic attributable to FIS	$0.45	$(0.90)	$5.03	$(0.75)
Weighted average shares outstanding-basic	516	525	516	527
Net earnings (loss) per share-diluted attributable to FIS	$0.45	$(0.90)	$5.03	$(0.75)
Weighted average shares outstanding-diluted	517	525	517	527

Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions, except per share amounts)

		Exhibit B

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$744	$599
Settlement assets	624	515
Trade receivables, net	2,413	1,944
Other receivables	203	432
Receivable from related party	—	39
Prepaid expenses and other current assets	1,290	959
Total current assets	5,274	4,488
Property and equipment, net	1,140	691
Goodwill	25,026	17,762
Intangible assets, net	4,314	959
Software, net	5,238	2,876
Equity method investment	13	3,681
Other noncurrent assets	1,819	1,710
Deferred contract costs, net	1,282	1,321
Total assets	$44,106	$33,488

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable, accrued and other liabilities	$2,429	$2,097
Settlement payables	687	549
Deferred revenue	1,007	957
Short-term borrowings	4,226	2,729
Current portion of long-term debt	1,516	1,284
Total current liabilities	9,865	7,616
Long-term debt, excluding current portion	15,432	9,069
Deferred income taxes	883	1,215
Other noncurrent liabilities	1,885	1,686
Total liabilities	28,065	19,586

Equity:
FIS stockholders' equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	6	6
Additional paid in capital	47,501	47,317
(Accumulated deficit) retained earnings	(20,578)	(22,718)
Accumulated other comprehensive earnings (loss)	(587)	(504)
Treasury stock, at cost	(10,304)	(10,202)
Total FIS stockholders' equity	16,038	13,899
Noncontrolling interest	3	3
Total equity	16,041	13,902
Total liabilities and equity	$44,106	$33,488

Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED (In millions)

		Exhibit C
	Six months ended June 30,
	2026	2025
Cash flows from operating activities:
Net earnings (loss)	$2,599	$(392)
Adjustment to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	1,294	936
Amortization of debt issuance costs	25	29
Asset impairments	104	2
(Gain) loss on sale of businesses, investments and other	(2)	100
Stock-based compensation	101	96
(Gain) loss from equity method investment	(2,214)	669
Deferred income taxes	(13)	(42)
Net changes in assets and liabilities, net of effects from acquisitions and foreign currency:
Trade and other receivables	(132)	(142)
Receivable from related party	38	40
Settlement activity	15	1
Prepaid expenses and other assets	(160)	65
Deferred contract costs	(170)	(180)
Deferred revenue	(14)	5
Accounts payable, accrued liabilities and other liabilities	(264)	(348)
Net cash provided by operating activities	1,207	839
Cash flows from investing activities:
Additions to property and equipment	(76)	(76)
Additions to software	(441)	(375)
Cash divested from sale of business	—	(1,417)
Acquisitions, net of cash acquired	(7,859)	(197)
Coupon payments on interest rate swaps	(64)	(64)
Distributions from equity method investments	32	66
Other investing activities, net	(69)	(63)
Net cash provided by (used in) investing activities	(8,477)	(2,126)
Cash flows from financing activities:
Borrowings	62,297	24,757
Repayment of borrowings and other financing arrangements	(54,186)	(23,832)
Debt issuance costs	(65)	(27)
Treasury stock activity	(119)	(824)
Net proceeds from stock issued under stock-based compensation plans	1	8
Dividends paid	(460)	(432)
Other financing activities, net	(7)	—
Net cash provided by (used in) financing activities	7,461	(350)
Net cash provided by (used in) operating activities from discontinued operations (1)	—	208
Effect of foreign currency exchange rate changes on cash	(21)	64
Net increase (decrease) in cash, cash equivalents and restricted cash	170	(1,365)
Cash, cash equivalents and restricted cash, beginning of period	599	1,946
Cash, cash equivalents and restricted cash, end of period	$769	$581

Amounts in table may not sum or calculate due to rounding.

(1)As discussed in Note 1 to our consolidated financial statements, the Company completed the 2024 Worldpay Sale on January 31, 2024. Certain assets included as part of the 2024 Worldpay Sale did not convey until the first quarter of 2025 after receiving all required regulatory approvals. These assets generated operating cash flows from discontinued operations but did not generate any net earnings from discontinued operations during the six months ended June 30, 2025.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP ADJUSTED REVENUE GROWTH — UNAUDITED
(In millions)

					Exhibit D

	Three months ended June 30,
	2026			2025
			Constant
			Currency		Adjusted
	Revenue	FX	Revenue	Revenue (1)	Growth (2)
Banking Solutions	$2,483	$(6)	$2,476	$1,720	44%
Capital Market Solutions	810	(2)	809	783	3%
Operating segment total	3,293	(8)	3,285	2,503	31%
Corporate and Other	84	(1)	83	113
Consolidated FIS	$3,377	$(9)	$3,368	$2,616

	Six months ended June 30,
	2026			2025
			Constant
			Currency		Adjusted
	Revenue	FX	Revenue	Revenue (1)	Growth (2)
Banking Solutions	$4,857	$(31)	$4,826	$3,352	44%
Capital Market Solutions	1,633	(14)	1,619	1,571	3%
Operating segment total	6,490	(45)	6,445	4,923	31%
Corporate and Other	181	(2)	179	225
Consolidated FIS	$6,671	$(47)	$6,624	$5,148

Amounts in table may not sum or calculate due to rounding.

(1)As a result of the Company's acquisition of the Issuer Solutions Business, the Company reassessed its reportable segments in the first quarter of 2026 and included the Issuer Solutions Business within the Banking Solutions segment. In connection with this reassessment, the Company also reclassified certain businesses among the Banking Solutions, Capital Market Solutions, and Corporate and Other segments. All prior-period segment information was recast to conform to the Company's revised reportable segment presentation.

(2)Adjusted growth excludes Corporate and Other, which includes certain non-strategic businesses.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL DISAGGREGATION OF REVENUE — UNAUDITED
(In millions)

Exhibit E

In the following tables, revenue is disaggregated by primary geographical market and type of revenue. The tables also include a reconciliation of the disaggregated revenue with the Company's reportable segments.

For the three months ended June 30, 2026 (in millions):

	Banking Solutions	Capital Market Solutions	Corporate and Other	Total
Primary Geographical Markets:
North America	$2,070	$505	$63	$2,638
All others	413	305	21	739
Total	$2,483	$810	$84	$3,377

Type of Revenue:
Recurring revenue:
Transaction processing and services	$1,930	$415	$77	$2,422
Software maintenance	104	163	1	268
Other recurring	87	29	3	119
Total recurring	2,121	607	81	2,809

Software license	61	113	—	174
Professional services	155	87	3	245
Other non-recurring	146	3	—	149
Total	$2,483	$810	$84	$3,377

For the three months ended June 30, 2025 (1) (in millions):

	Banking Solutions	Capital Market Solutions	Corporate and Other	Total
Primary Geographical Markets:
North America	$1,486	$472	$81	$2,039
All others	234	311	32	577
Total	$1,720	$783	$113	$2,616

Type of Revenue:
Recurring revenue:
Transaction processing and services (1)	$1,282	$396	$96	$1,774
Software maintenance	91	157	1	249
Other recurring (1)	70	22	5	97
Total recurring	1,443	575	102	2,120

Software license	46	98	—	144
Professional services	122	104	4	230
Other non-recurring	109	6	7	122
Total	$1,720	$783	$113	$2,616

(1)As a result of the Company's acquisition of the Issuer Solutions Business, the Company reassessed its reportable segments in the first quarter of 2026 and included the Issuer Solutions Business within the Banking Solutions segment. In connection with this reassessment, the Company also reclassified certain businesses among the Banking Solutions, Capital Market Solutions, and Corporate and Other segments. All prior‑period segment information was recast to conform to the Company's revised reportable segment presentation.

Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL DISAGGREGATION OF REVENUE — UNAUDITED
(In millions)

Exhibit E (continued)

For the six months ended June 30, 2026 (in millions):

	Banking Solutions	Capital Market Solutions	Corporate and Other	Total
Primary Geographical Markets:
North America	$4,050	$1,004	$137	$5,191
All others	807	629	44	1,480
Total	$4,857	$1,633	$181	$6,671

Type of Revenue:
Recurring revenue:
Transaction processing and services	$3,749	$831	$157	$4,737
Software maintenance	217	329	1	547
Other recurring	177	54	8	239
Total recurring	4,143	1,214	166	5,523

Software license	151	232	—	383
Professional services	289	182	4	475
Other non-recurring	274	5	11	290
Total	$4,857	$1,633	$181	$6,671

For the six months ended June 30, 2025 (1) (in millions):

	Banking Solutions	Capital Market Solutions	Corporate and Other	Total
Primary Geographical Markets:
North America	$2,898	$973	$156	$4,027
All others	454	598	69	1,121
Total	$3,352	$1,571	$225	$5,148

Type of Revenue:
Recurring revenue:
Transaction processing and services (1)	$2,512	$798	$192	$3,502
Software maintenance	180	310	2	492
Other recurring (1)	135	45	10	190
Total recurring	2,827	1,153	204	4,184

Software license	67	206	—	273
Professional services	239	199	9	447
Other non-recurring	219	13	12	244
Total	$3,352	$1,571	$225	$5,148

(1)As a result of the Company's acquisition of the Issuer Solutions Business, the Company reassessed its reportable segments in the first quarter of 2026 and included the Issuer Solutions Business within the Banking Solutions segment. In connection with this reassessment, the Company also reclassified certain businesses among the Banking Solutions, Capital Market Solutions, and Corporate and Other segments. All prior‑period segment information was recast to conform to the Company's revised reportable segment presentation.

Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP ADJUSTED FREE CASH FLOW MEASURES — UNAUDITED
(In millions)

Exhibit F

	Three months ended	Six months ended
	June 30, 2026	June 30, 2026
Net cash provided by operating activities	$493	$1,207
Capital expenditures	(256)	(517)
Free cash flow	237	690
Cash transaction taxes on the Worldpay Sale	288	309
Free cash flow excluding cash transaction taxes on the Worldpay Sale	$525	$999

	Three months ended	Six months ended
	June 30, 2025	June 30, 2025
Net cash provided by operating activities	$382	$839
Capital expenditures	(218)	(451)
Free cash flow	164	388
Cash transaction taxes on the Worldpay Sale	—	—
Free cash flow excluding cash transaction taxes on the Worldpay Sale	$164	$388

Amounts in table may not sum or calculate due to rounding.

Free cash flow reflects net cash provided by operating activities less capital expenditures (additions to property and equipment and additions to software from the statement of cash flows).

Neither Free cash flow nor Free cash flow excluding cash transaction taxes on the Worldpay Sale represents our residual cash flows available for discretionary expenditures, as we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)
Exhibit G

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net earnings (loss) attributable to FIS from continuing operations	$231	$(470)	$2,598	$(393)
Provision (benefit) for income taxes	63	10	170	93
Interest expense, net	200	110	397	190
Equity method investment (earnings) loss, net of tax	—	598	(2,214)	669
Other, net	13	160	(22)	196

Operating income (loss), as reported	507	408	929	755
Depreciation and amortization, excluding purchase accounting amortization	344	309	683	596
Non-GAAP adjustments:
Purchase accounting amortization (1)	321	172	611	340
Acquisition, integration and other costs (2)	237	152	386	306
Asset impairments (3)	—	—	104	2
Adjusted EBITDA from continuing operations	$1,409	$1,041	$2,713	$1,999

Net earnings (loss) attributable to FIS from discontinued operations	$—	$—	$—	$—
Interest expense, net	—	—	—	(1)
Other, net	—	—	—	(1)

Operating income (loss)	—	—	—	(2)
Adjusted EBITDA from discontinued operations	$—	$—	$—	$(2)
Adjusted EBITDA	$1,409	$1,041	$2,713	$1,997

See Notes to Exhibit G.

Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)
Exhibit G (continued)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Earnings (loss) attributable to FIS	$231	$(470)	$2,598	$(393)
Equity method investment (earnings) loss, net of tax	—	598	(2,214)	669
Earnings (loss) attributable to FIS, excluding equity method investment earnings (loss)	231	128	384	276
Non-GAAP adjustments:
Purchase accounting amortization (1)	321	172	611	340
Acquisition, integration and other costs (2)	237	172	405	326
Asset impairments (3)	—	—	104	2
Non-operating (income) expense (4)	12	159	(23)	195
Non-GAAP tax (provision) benefit (5)	(38)	(67)	(25)	(54)
Total non-GAAP adjustments	532	436	1,072	809
Adjusted net earnings attributable to FIS, excluding equity method investment earnings (loss)	763	564	1,456	1,085
Equity method investment earnings (loss), net of tax and gain on sale (6)	—	(598)	8	(669)
Non-GAAP adjustments on equity method investment earnings (loss), net of related (provision) benefit for income taxes (7)	—	750	3	944
Adjusted equity method investment earnings (loss)	—	152	11	275
Adjusted net earnings attributable to FIS	$763	$716	$1,467	$1,360

See Notes to Exhibit G.

Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)
Exhibit G (continued)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Earnings (loss) attributable to FIS	$0.45	$(0.89)	$5.03	$(0.74)
Equity method investment (earnings) loss, net of tax	—	1.13	(4.28)	1.26
Earnings (loss) attributable to FIS, excluding equity method investment earnings (loss)	0.45	0.24	0.74	0.52
Non-GAAP adjustments from continuing operations:
Purchase accounting amortization (1)	0.62	0.33	1.18	0.64
Acquisition, integration and other costs (2)	0.46	0.33	0.78	0.62
Asset impairments (3)	—	—	0.20	—
Non-operating (income) expense (4)	0.02	0.30	(0.04)	0.37
Non-GAAP tax (provision) benefit (5)	(0.07)	(0.13)	(0.05)	(0.10)
Total non-GAAP adjustments	1.03	0.83	2.07	1.53
Adjusted net earnings attributable to FIS, excluding equity method investment earnings (loss)	1.48	1.07	2.82	2.05
Equity method investment earnings (loss), net of tax and gain on sale (6)	—	(1.13)	0.02	(1.26)
Non-GAAP adjustments on equity method investment earnings (loss), net of related (provision) benefit for income taxes (7)	—	1.42	0.01	1.78
Adjusted equity method investment earnings (loss)	—	0.29	0.02	0.52
Adjusted net earnings attributable to FIS	$1.48	$1.36	$2.84	$2.57
Weighted average shares outstanding-diluted (8)	517	527	517	529

See Notes to Exhibit G.

Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)
Exhibit G (continued)

Notes to Unaudited - Supplemental GAAP to Non-GAAP Reconciliations for the three and six months ended June 30, 2026 and 2025.

(1)This item represents purchase price amortization expense on all intangible assets acquired through various Company acquisitions, including customer relationships, contract value, technology assets, trademarks and trade names. The Company has excluded the impact of purchase price amortization expense as such amounts can be significantly impacted by the timing and/or size of acquisitions. Although the Company excludes these amounts from its non-GAAP expenses, the Company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of assets that relate to past acquisitions will recur in future periods until such assets have been fully amortized. Any future acquisitions may result in the amortization of future assets.

(2)This item represents costs comprised of the following:

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025
M&A transaction and integration expenses	$63	$71	$118	$102
Enterprise transformation initiatives	172	64	265	178
Other	2	17	3	26
Subtotal	237	152	386	306
Financing costs - Issuer Solutions acquisition (a)	—	20	19	20
Total	$237	$172	$405	$326
(a)This item represents financing costs incurred primarily to secure funding for the Issuer Solutions Business acquisition from Global Payments. These costs are recorded as Interest expense, net on our consolidated statements of earnings (loss). Accordingly, this item is included in Acquisition, integration and other costs for purposes of calculating Adjusted net earnings but not Adjusted EBITDA.

Amounts in table may not sum due to rounding. 2025 amounts have been reclassified to conform to current-period presentation.

(3)For the six months ended June 30, 2026, this item included impairments primarily related to the abandonment or termination of certain internally developed software.

(4)Non-operating (income) expense primarily consists of other income and expense items outside of the Company's operating activities, including fair value adjustments on certain non-operating assets and liabilities and foreign currency transaction remeasurement gains and losses. For the three and six months ended June 30, 2025, this item also includes a $108 million write-off, triggered by the agreement to sell FIS' non-controlling 45% stake in Worldpay, of the contingent consideration included as part of the 2024 sale of a 55% ownership interest in its
Worldpay Merchant Solutions business (the "2024 Worldpay Sale").

(5)This adjustment is based on an adjusted effective tax rate of 11.7% for the three and six months ended June 30, 2026, primarily reflecting certain cash tax benefits from our acquisition of the Issuer Solutions Business, and 12.0% for the three and six months ended June 30, 2025, primarily reflecting certain cash tax benefits from our equity method investment in Worldpay.

(6)FIS completed the sale of its non-controlling 45% stake in Worldpay on January 9, 2026. For the six months ended
June 30, 2026, this item reflects our share of the net earnings (loss), net of tax, attributable to Worldpay for the period from January 1 to January 8, 2026, and excludes the gain on sale, net of tax, which is recorded within Equity method investment earnings (loss), net of tax. For the the three and six months ended June 30, 2025, this item reflects our share of net earnings (loss), net of tax, attributable to Worldpay.

(7)This item represents FIS' proportionate share of Worldpay's non-GAAP adjustments on its net earnings (loss) consistent with FIS' non-GAAP measures and is comprised of the following:

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
FIS' share of Worldpay:
Purchase accounting amortization	$—	$158	$14	$316
Acquisition, integration and other costs (a)	—	36	4	85
Non-operating (income) expense	—	35	(1)	46
Non-GAAP tax (provision) benefit	—	521	(14)	497
Non-GAAP adjustments on equity method investment earnings (loss), net of related (provision) benefit for income taxes	$—	$750	$3	$944
(a)    Worldpay acquisition, integration, and other costs for the three months ended June 30, 2025 and the six months ended June 30, 2026 and 2025, consist primarily of transaction and transition costs related to the separation from FIS.

Amounts in table may not sum due to rounding.

(8)For the three and six months ended June 30, 2025, Adjusted net earnings is a gain, while the corresponding GAAP amount for this period is a loss. As a result, in calculating Adjusted net earnings per share-diluted for this period, the weighted average shares outstanding-diluted amount of approximately 527 million and 529 million used in the calculation includes approximately 2 million and 2 million shares for the three and six months ended June 30, 2025, respectively, that in accordance with GAAP are excluded from the calculation of the GAAP Net loss per share-diluted for the periods, due to their anti-dilutive impact.